                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

    Filed by the registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                        99 CENTS ONLY STORES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No Fee Required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials:
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement no.:
         -----------------------------------------------------------------------
     (3) Filing party:
         -----------------------------------------------------------------------
     (4) Date filed:
         -----------------------------------------------------------------------

                              99 CENTS ONLY STORES

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 12, 1998

                            ------------------------

To the Shareholders:

    NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of 99 CENTS Only Stores (the "Company") will be held at the Company's offices located at 4000 Union Pacific Avenue, City of Commerce, California at 10:00 a.m. (Los Angeles time) on Tuesday, May 12, 1998 for the following purposes:

    1. To elect a Board of eight Directors to hold office until the next Annual Meeting of Shareholders and until his or her successor is elected. The persons nominated by the Board of Directors of the Company (Messrs. D. Gold, H. Gold, E. Schiffer, J. Gold, W. Christy, M. Holen, B. Schwartz and L. Glascott) are described in the accompanying Proxy Statement;

    2. To approve an amendment to the Company's 1996 Stock Option Plan to increase the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the plan from 1,250,000 shares to 2,500,000 shares; and

    3. To transact such other business as may properly come before the Annual Meeting or any of its adjournments or postponements.

    Only shareholders of record of the Company at the close of business on March 31, 1998 are entitled to notice of and to vote at the Annual Meeting and adjournments or postponements thereof.

    All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage pre-paid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person, even though he or she has returned a Proxy.

                                          By Order of the Board of Directors,

                                          /s/ ERIC SCHIFFER
                                          ---------------------------
                                          Eric Schiffer
                                          Assistant Corporate Secretary

City of Commerce, California
April 14, 1998

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH CARD SHOULD BE COMPLETED AND RETURNED.

                              99 CENTS ONLY STORES

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD TUESDAY, MAY 12, 1998

                             ---------------------

                                  INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of 99 CENTS Only Stores, a California corporation (the "Company" or "99 CENTS Only Stores"), for use at the 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Company's offices at 4000 Union Pacific Avenue, City of Commerce, California, on Tuesday, May 12, 1998, commencing at 10:00 a.m. (with pre-meeting activities at 8:00 a.m.), and at all postponements and adjournments thereof.

    At the Annual Meeting, the shareholders of the Company will vote upon (i) the election of eight directors to hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, (ii) a proposal to amend the Company's 1996 Stock Option Plan to increase the maximum number of shares of Common Stock that may be issued pursuant to awards under the plan, and (iii) such other matters as may properly come before the Annual Meeting or any of its adjournments or postponements.

    A Proxy for use at the Annual Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Annual Meeting will be voted by the Proxy holders in accordance with the instructions on the Proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted (i) in favor of the election of the nominees for director set forth herein, (ii) in favor of the amendment to the 1996 Stock Option Plan, and (ii) if any other business is properly presented at the Annual Meeting, in accordance with the recommendations of the Board of Directors.

    It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to shareholders on or about April 14, 1998.

                               VOTING PROCEDURES

    The close of business on March 31, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. At the record date, 18,586,111 shares of the Company's Common Stock, no par value (the "Common Stock"), were outstanding. The Common Stock is the only outstanding class of securities entitled to vote at the Annual Meeting. At the record date, the Company had approximately 3,900 shareholders of record.

    A shareholder is entitled to cast one vote for each share held of record on the record date on all matters to be considered at the Annual Meeting. The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present and voting at the Annual Meeting. The amendment of the 1996 Stock Option Plan to increase by 1,250,000 the number of shares of Common Stock that may be issued pursuant to awards under the 1996 Stock Option Plan will require the affirmative vote of a majority of the shares of Common Stock present or represented and voting on this matter at the Annual Meeting

(which shares voting affirmatively also constitute at least a majority of the required quorum). Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to shareholders and will have the same effect as negative votes, while broker non-votes will not be counted either as votes cast for or against such matters.

                             ELECTION OF DIRECTORS

    In accordance with the Bylaws of the Company, 99 CENTS Only Stores' directors are elected at each Annual Meeting of Shareholders and hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. The Bylaws of the Company provide that the Board of Directors shall consist of no less than seven and no more than eleven directors as determined from time to time by the Board of Directors. The Board of Directors currently consists of eight directors.

    Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting or any adjournments thereof, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

    The Board of Directors proposes the election of the following nominees as directors:

                                   David Gold
                                  Howard Gold
                                 Eric Schiffer
                                   Jeff Gold
                               William O. Christy
                                  Marvin Holen
                                  Ben Schwartz
                               Lawrence Glascott

    If elected, each nominee is expected to serve until the 1999 Annual Meeting of Shareholders and thereafter until his or her successor is duly elected and qualified. The eight nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

INFORMATION WITH RESPECT TO NOMINEES AND EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to the nominees and executive officers of the Company as of March 31, 1998:

                                                  YEAR FIRST
                                                  ELECTED OR
                                  AGE AT MARCH     APPOINTED
NAME:                               31, 1998       DIRECTOR                      PRINCIPAL OCCUPATION
-------------------------------  ---------------  -----------  ---------------------------------------------------------
NOMINEES:

David Gold.....................            65           1965   DAVID GOLD has been Chairman of the Board and Chief
                                                               Executive Officer of the Company since the founding of
                                                               the Company in 1965. Mr. Gold has over 40 years of retail
                                                               experience and 20 years of wholesale experience.

Howard Gold....................            38           1991   HOWARD GOLD has been a director of the Company since
                                                               1991. He joined the Company in 1982 and has served in
                                                               various managerial capacities. He currently serves as
                                                               Senior Vice President of Distribution. Mr. Gold received
                                                               his B.S. degree from the University of California at Los
                                                               Angeles in 1984.

Eric Schiffer..................            37           1991   ERIC SCHIFFER has been a director of the Company since
                                                               1991. He joined the Company in 1992 and served in various
                                                               managerial capacities. He currently serves as Senior Vice
                                                               President of Finance and Operations and Treasurer. Prior
                                                               to joining the Company, from 1987 to 1992, he was
                                                               employed by Oxford Partners, a venture capital firm. Mr.
                                                               Schiffer received his B.S.E. degree from Duke University
                                                               in 1983 and his M.B.A. from Harvard Business School in
                                                               1987.

Jeff Gold......................            30           1991   JEFF GOLD has been a director of the Company since 1991.
                                                               He joined the Company in 1984 and has served in various
                                                               managerial capacities since 1989. He currently serves as
                                                               Senior Vice President of Real Estate and Information
                                                               Systems. Mr. Gold received his B.A. degree from the
                                                               University of California at Berkeley in 1989.

William O. Christy.............            66           1992   WILLIAM O. CHRISTY has been a director of the Company
                                                               since 1992. He was President and Chief Executive Officer
                                                               of Certified Grocers of California from 1977 to 1990
                                                               where he spent the majority of his career. He has served
                                                               on numerous trade association boards including the
                                                               executive committee of the National Grocers Association
                                                               Board and Chairman of the Merchant and Manufacturer
                                                               Association Board.

                                                  YEAR FIRST
                                                  ELECTED OR
                                  AGE AT MARCH     APPOINTED
NAME:                               31, 1998       DIRECTOR                      PRINCIPAL OCCUPATION
-------------------------------  ---------------  -----------  ---------------------------------------------------------
Marvin Holen...................            68           1991   MARVIN HOLEN has been a director of the Company since
                                                               1991. He is an attorney and in 1960 founded the law firm
                                                               of Van Petten & Holen. He served on the Board of the
                                                               Southern Californian Rapid Transit District from 1976 to
                                                               1993 (six of those years as the Board's President). He
                                                               also served on the Board of Trustees of California Blue
                                                               Shield from 1972 to 1978, on the Board of United
                                                               California Savings Bank from 1992 to 1994 and on several
                                                               other corporate, financial institution and philanthropic
                                                               boards of directors.

Ben Schwartz...................            80           1993   BEN SCHWARTZ has been a director of the Company since
                                                               1993. He was Chairman of Foods Company Markets, a
                                                               supermarket chain, from 1980 until it was acquired in
                                                               1987 by Boys Markets. Prior thereto, he served for many
                                                               years as its President. He has also served on the Board
                                                               of Directors of Certified Grocers of California including
                                                               four years as Chairman. Additionally, Mr. Schwartz sits
                                                               on a number of industry trade boards, including the Food
                                                               Marketing Institute (FMI).

Lawrence Glascott..............            63           1996   LAWRENCE GLASCOTT has been a director of the Company
                                                               since October 1996. He was the former Vice
                                                               President--Finance of Waste Management International.
                                                               Prior thereto, Mr. Glascott was a partner at Arthur
                                                               Andersen LLP and was the Arthur Andersen LLP partner in
                                                               charge of the 99 CENTS Only Stores account for six years.
                                                               Additionally, Mr. Glascott was in charge of the Los
                                                               Angeles based Arthur Andersen LLP Enterprise Group
                                                               practice for over 15 years.

OTHER EXECUTIVE OFFICERS:

Helen Pipkin...................            55                  HELEN PIPKIN joined the Company in 1991 and serves as
                                                               Senior Vice President of Wholesale Operations. Prior to
                                                               joining the Company, from 1985 through 1991, Ms. Pipkin
                                                               served as Controller and Manager of Wholesale and Import
                                                               Operations of Cobra Associated International, a
                                                               wholesaler of variety merchandise. Prior to 1985, for
                                                               many years, Ms. Pipkin was an owner, Vice President and
                                                               Controller of Markell Imports, a general merchandise
                                                               wholesaler.

                                                  YEAR FIRST
                                                  ELECTED OR
                                  AGE AT MARCH     APPOINTED
NAME:                               31, 1998       DIRECTOR                      PRINCIPAL OCCUPATION
-------------------------------  ---------------  -----------  ---------------------------------------------------------
Andy Farina....................            51                  ANDY FARINA joined the Company in September 1996 and
                                                               serves as Chief Financial Officer. Prior to joining the
                                                               Company, from April 1993 through August 1996, Mr. Farina
                                                               was Vice President of Finance of Crown BBK, Inc., a food
                                                               brokerage business. Mr. Farina was employed by a division
                                                               of Sara Lee from 1976 through 1988, ultimately in the
                                                               capacity of President. Mr. Farina began his career with
                                                               Arthur Andersen LLP.

CERTAIN KEY EMPLOYEES:

Larry Borenstein...............            46                  LARRY BORENSTEIN joined the Company in 1984 and currently
                                                               serves as Vice President of Construction and Advertising.
                                                               Mr. Borenstein has also served in various other
                                                               managerial capacities within the Company.

Carolyn Brock..................            47                  CAROLYN J. BROCK joined the Company in 1994 and currently
                                                               serves as Vice President of Human Resources. During 1993
                                                               and 1994, Ms. Brock was employed by Dodge, Warren &
                                                               Peters Consultants, Inc., a consulting firm, where she
                                                               served as Executive Vice President. From 1992 to 1993,
                                                               she was an owner and the Vice President of Comp
                                                               Solutions, a worker's compensation consulting firm. From
                                                               1990 to 1992, she was the President of Employers
                                                               Management Services, a human resources consulting firm.

Jose Gomez.....................            38                  JOSE GOMEZ joined the Company in 1980 and has served in
                                                               many different managerial capacities, most recently as
                                                               Vice President of Retail Operations. He has over 20 years
                                                               of retail experience.

Kenneth R. Phipps..............            47                  KENNETH R. PHIPPS joined the Company in 1993 and serves
                                                               as Vice President of Distribution. From 1991 until 1993,
                                                               Mr. Phipps served as Director of Operations for SE Rykoff
                                                               Inc., a large food wholesaler. From 1970 to 1991, Mr.
                                                               Phipps was employed by Lucky Stores, Inc., a large
                                                               grocery chain, where his responsibilities included, at
                                                               various times, serving as the distribution center manager
                                                               at three Lucky's facilities.

    David Gold is the father of Howard Gold and Jeff Gold and the father-in-law of Eric Schiffer.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors held a total of eleven meetings during the fiscal year ended December 31, 1997. The Board of Directors has an Audit Committee and a Compensation Committee. During the fiscal year ended December 31, 1997, each director during the term of his tenure, attended all meetings of the Board of Directors held. Each director also attended all meetings of the committees of the Board of Directors on which he served.

    The Audit Committee and the Compensation Committee each met one time during the fiscal year ended December 31, 1997. The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent accountants, discussing the scope and results of the audit with the accountants, discussing the Company's financial accounting and reporting principles and the adequacy of the internal audits with management and reviewing and evaluating the Company's accounting policies and internal accounting controls. The Compensation Committee reviews and approves the compensation of officers and key employees, including the granting of awards under the Company's stock option plan. The members of the Audit Committee are Messrs. Christy, Schwartz and Glascott and the members of the Compensation Committee are Messrs. Christy, Holen and Glascott. The Company does not have a standing nominating committee.

COMPENSATION OF DIRECTORS

    Each director who is not an officer of or otherwise employed by the Company (an "Outside Director") receives an automatic annual grant on May 1 of a non-qualified option to purchase 3,000 shares of Common Stock with a per share exercise price equal to the fair market value of a share of the Company's Common Stock on the day preceding the date of grant. In addition, each Outside Director is entitled to receive $1,000 per month, plus $500 for each board meeting attended plus $150 for each committee meeting attended on a day when no board meeting is held, or $250 for each committee meeting attended as committee chairperson.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company has no interlocking relationships involving any of the members of its Compensation Committee which would be required by the Securities and Exchange Commission (the "Commission") to be reported in this Proxy Statement, and no officer or employee of the Company serves on its Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is responsible for the review and administration of the Company's various compensation plans, including determining base salaries for officers and administering the Company's stock option plan and annual bonus plan.

    COMPENSATION PHILOSOPHY. The Company's executive compensation program is designed to (1) provide levels of compensation that integrate pay and incentive plans with the Company's strategic goals, so as to align the interests of executive management with the long-term interests of the Company's shareholders,
(2) attract, motivate and retain executives of outstanding abilities and experience capable of achieving the strategic business goals of the Company, (3) recognize outstanding individual contributions, and (4) provide compensation opportunities which are competitive to those offered by other deep-discount retail companies of similar size and performance. To achieve these goals, the Company's executive compensation program consists of three main elements: (i) base salary, (ii) annual cash bonus and (iii) long-term incentives. Each element of compensation has an integral role in the total executive compensation program. Given the current share ownership of Messrs. David Gold, Howard Gold, Jeff Gold and Eric Schiffer, it is currently the Company's policy not to award stock options to David Gold and not to provide annual incentive bonuses to any of Messrs. David Gold, Howard Gold, Jeff Gold and Eric Schiffer.

    BASE SALARY. Base salaries are negotiated at the commencement of an executive's employment with the Company and are reviewed annually. Base salaries are designed to reflect the position, duties and responsibilities of each executive officer, the cost of living in the area in which the officer is located, the market for base salaries of similarly situated executives at other companies engaged in businesses similar to that of the Company and the Company's performance against its financial and strategic goals. Base salaries are generally designed to be at the mid-range of salaries of comparable companies. During fiscal 1997, David Gold served as the Company's Chief Executive Officer. Mr. Gold's base salary of $175,000 was determined based upon his service to the Company, the financial performance of the Company in the fiscal year ended December 31, 1996, and the salaries received by similarly situated executives at other companies. David Gold's salary also included $325,000 representing the payment of life insurance premiums on policies insuring the lives of Mr. Gold and his wife, Sherry Gold. See "Executive Compensation--Summary Compensation Table."

    ANNUAL CASH BONUSES. Executive officers and key members of management are eligible to receive annual incentive bonuses from an executive bonus pool in amounts determined at the discretion of the Board of Directors. The executive bonus pool is calculated based on the Company's annual performance against a business plan developed each year by senior management and reviewed and approved by the Board of Directors. The executive bonus pool is capped at 3% of the Company's operating profit. Funding of the bonus pool is determined based on a performance matrix consisting of two variables: (i) the increase in store sales during the subject year over stores sales during the immediately preceding year; and (ii) operating income goals. Individual bonus targets for executives range from 0% to 25% of the executive's base salary depending on the level of responsibility and obtainment of individual performance goals. Messrs. David Gold, Howard Gold, Jeff Gold and Eric Schiffer were not eligible to receive an annual incentive bonus for 1997.

    LONG-TERM INCENTIVES. The Company provides its executive officers with long-term incentive compensation through grants of awards under the Company's 1996 Stock Option Plan. Under the 1996 Stock Option Plan, the Board of Directors is authorized to grant any type of award which might involve the issuance of shares of Common Stock, an option, warrant, convertible security, stock appreciation right or similar right or any other security or benefit with a value derived from the value of the Common Stock. The Compensation Committee of the Board of Directors is currently responsible for selecting the individuals to whom grants of awards will be made, the timing of grants, the determination of the per share exercise price and the number of shares subject to each award. All awards granted by the Compensation Committee pursuant to the 1996 Stock Option Plan have been in the form of stock options. The Compensation Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Common Stock. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term shareholder value. The options incorporate vesting periods in order to encourage key employees to continue in the employ of the Company. All options granted in 1997 were granted at the fair market value of the Company's Common Stock on the date of grant. The Compensation Committee considers the grant of each option subjectively, considering factors such as the individual performance of executive officers and competitive compensation packages in the industry. Mr. Gold was not eligible to receive stock options during 1997.

    OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE
COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company's five most highly paid executive officers. Certain "performance-based" compensation that has been approved by the Company's shareholders is not subject to the deduction limit. The Company's 1996 Stock Option Plan is qualified so that awards under the plan constitute performance-based compensation not subject to Section 162(m) of the Code. All compensation paid to the Company's employees in fiscal 1997 will be fully deductible.

    SUMMARY. The Compensation Committee believes that its executive compensation philosophy of paying the Company's executive officers by means of base salaries, annual cash bonuses (other than Messrs. David Gold, Howard Gold, Jeff Gold and Eric Schiffer) and long-term incentives (other than David Gold), as described in this report, serves the interests of the Company and its shareholders.

                                          COMPENSATION COMMITTEE

                                              William O. Christy
                                             Marvin Holen
                                             Lawrence Glascott

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth, as to the Chief Executive Officer and as to each of the other four most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officers"), information concerning all compensation paid for services to the Company in all capacities during the last three fiscal years or accrued within the current fiscal year.

                                                                                      LONG TERM
                                                                                    COMPENSATION
                                                                                    -------------
                                                                                      NUMBER OF
                                              FISCAL YEAR     ANNUAL COMPENSATION    SECURITIES
                                            ENDED DECEMBER   ---------------------   UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                       31,          SALARY      BONUS     OPTIONS(A)    COMPENSATION(B)
------------------------------------------  ---------------  ----------  ---------  -------------  ----------------
David Gold................................          1997     $  175,000     --           --           $  325,000
 Chairman of the Board and Chief Executive          1996        175,000     --           --              324,000
 Officer                                            1995         65,000     --           --              317,000

Helen Pipkin..............................          1997     $  135,200  $  25,000       18,750           --
 Senior Vice President of Wholesale                 1996        125,000     25,000       18,750           --
 Operations                                         1995        104,000     20,000       --               --

Jeff Gold.................................          1997     $  120,000     --           11,250           --
 Senior Vice President of Real Estate and           1996        120,000     --           11,250           --
 Information Systems                                1995         52,000     --           --               --

Howard Gold...............................          1997     $  120,000     --           11,250           --
                                                    1996        120,000     --           11,250           --
 Senior Vice President of Distribution              1995         52,000     --           --               --

Eric Schiffer.............................          1997     $  120,000     --           11,250
 Senior Vice President of Finance and               1996        120,000     --           11,250           --
 Operations, Treasurer                              1995         52,000     --           --               --

------------------------

(a) Reflects an adjustment, pursuant to the anti-dilution provisions of the Company's 1996 Stock Option Plan and the executive's respective stock option agreement, in the number of shares of Common Stock underlying stock options granted in 1996 and 1997 as a result of the Company's distribution in December 1997 of a dividend of 0.25 shares of Common Stock for each share of Common Stock then outstanding.

(b) Represents life insurance premiums on policies (one of which is "split dollar") insuring the lives of David Gold and his wife, Sherry Gold. Under the "split dollar" life insurance policy, upon the deaths of David and Sherry Gold, the Company will be reimbursed for all premiums paid. Also includes $2,000 of automobile insurance premiums paid in 1995 on policies insuring David Gold's automobile.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information regarding the grant of stock options made during the fiscal year ended December 31, 1997 to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
                                                                                     VALUE AT ASSUMED RATE
                          NUMBER OF                                                      OF STOCK PRICE
                         SECURITIES   PERCENT OF TOTAL                                  APPRECIATION FOR
                         UNDERLYING    OPTIONS GRANTED                                   OPTION TERM(A)
                           OPTION      TO EMPLOYEES IN    EXERCISE OR   EXPIRATION   ----------------------
NAME                     GRANTED(B)    FISCAL YEAR(C)    BASE PRICE(D)     DATE          5%         10%
-----------------------  -----------  -----------------  -------------  -----------  ----------  ----------
David Gold.............      --              --               --            --           --          --
Helen Pipkin...........      18,750             2.7%       $   17.60        5/1/07   $  207,535  $  525,935
Jeff Gold..............      11,250             1.6%       $   17.60        5/1/02   $   54,704  $  120,881
Howard Gold............      11,250             1.6%       $   17.60        5/1/02   $   54,704  $  120,881
Eric Schiffer..........      11,250             1.6%       $   17.60        5/1/02   $   54,704  $  120,881

------------------------

(a) The potential realizable value is based on the assumption that the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to applicable requirements of the Commission and do not represent a forecast of the future appreciation of the Common Stock.

(b) The option grants set forth on this chart vest in three equal annual installments beginning on May 1, 1998.

(c) Options covering an aggregate of 695,464 shares were granted to eligible persons during the fiscal year ended December 31, 1997.

(d) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions. Reflects an adjustment, pursuant to the anti-dilution provisions of the Company's 1996 Stock Option Plan and the executive's respective stock option agreement, in the per share exercise price of the stock options from $22.00 (the market price of a share of Common Stock on the New York Stock Exchange on the date of grant) to $17.60 as a result of the Company's distribution in December 1997 of a dividend of .25 shares of Common Stock for each share of Common Stock then outstanding.

STOCK OPTIONS HELD AT FISCAL YEAR END

    The following table sets forth, for each of the Named Executive Officers, certain information regarding the number of shares of Common Stock underlying stock options held at fiscal year end and the value of options held at fiscal year end based upon the last reported sales price of the Common Stock on the New York Stock Exchange on December 31, 1997 ($29.50 per share). No stock options were exercised by any Named Executive Officer during fiscal 1997.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                 NUMBER OF SECURITIES
                                UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                      OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                  DECEMBER 31, 1997           DECEMBER 31, 1997(A)
                             ----------------------------  --------------------------
NAME                          EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
---------------------------  -------------  -------------  -----------  -------------
David Gold.................        0              0         $   0        $    0
Helen Pipkin...............        6,250         31,250       129,438        482,000
Jeff Gold..................        3,750         18,750        77,663        289,200
Howard Gold................        3,750         18,750        77,663        289,200
Eric Schiffer..............        3,750         18,750        77,663        289,200

------------------------

(a) Based on the last reported sale price of the Common Stock on the New York Stock Exchange on December 31, 1997 ($29.50) less the option exercise price.

                           CERTAIN TRANSACTIONS WITH
                        DIRECTORS AND EXECUTIVE OFFICERS

    As of March 31, 1998, the Company leased 13 of its 54 store locations and a parking lot associated with one of these stores from certain members of the Gold family and their affiliates (the "Shareholders"). Annual rental expense for the facilities owned by the Shareholders or their affiliates was approximately $1.6 million, $1.8 million and $1.8 million in 1995, 1996 and 1997, respectively. The Company believes that such leases and contracts are no less favorable to the Company than those an unrelated party would have provided after arm's-length negotiations. It is the Company's current policy not to enter into real estate transactions with the Shareholders or their affiliates, except with respect to the renewal or modification of existing leases and occasions where such transactions are determined to be in the best interests of the Company. Moreover, all real estate transactions between 99 CENTS Only Stores and the Shareholders will require the unanimous approval of the independent directors on the Company's Board of Directors and a determination by such independent directors that such transactions are the equivalent of a negotiated arm's-length transaction with a third party. There can be no guarantee that the Company and the Shareholders or their affiliates will be able to agree on renewal terms for the properties currently leased by the Company from the Shareholders, or, if such terms are agreed to, that the independent directors on the Board of Directors will approve such terms.

    The Company pays the premium on a "split-dollar" life insurance agreement with David Gold and Sherry Gold. See "Executive Compensation." Under a collateral assignment agreement, the premiums paid by the Company will be reimbursed to the Company out of death benefit proceeds at the death of both shareholders. The Company has recorded a receivable of $230,000 from an affiliated entity in its balance sheets as of December 31, 1997 for the present value, not to exceed the cash surrender value of the policy, based on mortality table, of the premiums paid through December 31, 1997.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Commission. Executive officers, directors and greater-than-ten percent shareholders are required by the Commission's regulations to furnish the Company with all Section 16(a) forms they file. Based solely on its review of the copies of the forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that, during the year ended December 31, 1997, all of the Company's executive officers, directors and greater-than-ten percent shareholders complied with all Section 16(a) filing requirements, except that each of Howard Gold and Helen Pipkin did not file a Form 5 with respect to options acquired during 1997.

                               PERFORMANCE GRAPH

    The following graph sets forth the percentage change in cumulative total shareholder return of the Company's Common Stock during the period from May 23, 1996 (the date of the Company's initial public offering) to December 31, 1997, compared with the cumulative returns of the S&P Small Cap 600 Index and the Russell 2000 Index. The comparison assumes $100 was invested on May 23, 1996 in the Common Stock and in each of the foregoing indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                     COMPARISON OF CUMULATIVE RETURN AMONG
               99 CENTS ONLY STORES, THE S&P SMALL CAP 600 INDEX
                           AND THE RUSSELL 2000 INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

   QUARTER ENDING       99 CENT ONLY STORES       RUSSELL 2000 INDEX       S&P SMALLCAP 600 INDEX
May-23-96                                 $100                    $100                          $100
Jun-96                                      88                      92                            96
Sep-96                                      88                      96                            99
Dec-96                                     103                     101                           104
Mar-97                                     123                      95                            94
Jun-97                                     173                     110                           112
Sep-97                                     182                     125                           128
Dec-97                                     194                     125                           121

                  PROPOSAL TO AMEND THE 1996 STOCK OPTION PLAN

GENERAL

    The Board of Directors has approved an amendment (the "Amendment") to the 1996 Stock Option Plan (the "Stock Plan") to increase the number of shares of Common Stock available for issuance under the Stock Plan from 1,250,000 shares to 2,500,000 shares. The Amendment is being submitted to the Shareholders for approval.

    The Board of Directors approved the Amendment to ensure that a sufficient number of shares are available for issuance under the Stock Plan. At March 31, 1998, 13,200 shares remained available for grants of awards under the Stock Plan. The Board of Directors believes that the ability to grant stock-based awards is important to the future success of the Company. The grant of stock options and other stock-based awards can motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. In addition, stock-based compensation can be valuable in recruiting and retaining key personnel who are in great demand as well as rewarding and providing incentives to its current employees. The increase in the number of shares available for awards under the Stock Plan will enable the Company to continue to realize the benefits of granting stock-based compensation. Further, it is the Company's current policy to give to all employees (except David Gold, Chief Executive Officer of the Company, and Sherry Gold, Bargain Wholesale's cash and carry operations manager), full-time or part-time, with tenure of more than six months with the Company, an annual grant of stock options.

    On December 1, 1997, upon the Company's distribution of a dividend of 0.25 shares of Common Stock for each share of Common Stock then outstanding, the number of shares of Common Stock available for issuance under the Stock Plan was automatically increased pursuant to the terms of the Stock Plan from 1,000,000 shares to 1,250,000 shares. In addition, as a result of the stock dividend, proportionate adjustments were made to the number of shares of Common Stock underlying awards then outstanding under the Stock Plan and to the maximum number of shares with respect to which awards may be granted to any participant in the Stock Plan in any fiscal year.

    As of March 31, 1998, the last reported sales price of the Common Stock on the New York Stock Exchange was $34 15/16 per share.

SUMMARY OF THE STOCK PLAN

    PURPOSE. The purpose of the Stock Plan is to advance the interests of the Company and its shareholders by strengthening the Company's ability to obtain and retain the services of the types of employees, consultants, officers and directors who will contribute to the Company's long term success and to provide incentives which are linked directly to increases in stock value which will inure to the benefit of all shareholders of the Company.

    ADMINISTRATION. The Stock Plan must be administered by a committee of the Board of Directors of the Company (the "Committee") consisting of two or more directors, each of whom shall be a "disinterested person," as that term is defined in Rule 16b-3(c) of the Rules and Regulations (the "Rules") of the Commission under the Securities Exchange Act of 1934, as amended, an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations of the Internal Revenue Service adopted thereunder, as such Rules and such Section and regulations may from time to time be amended or interpreted, and a director who is not also an employee of the Company. Members of the Committee serve at the pleasure of the Company's Board of Directors. The Stock Plan is currently administered by the Compensation Committee of the Board of Directors.

    Subject to the provisions of the Stock Plan, the Committee has full and final authority (i) to select from among eligible directors, officers, employees and consultants, those persons to be granted awards under the Stock Plan, (ii) to determine the type, size and terms of individual awards to be made to each person selected, (iii) to determine the time when awards will be granted and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for earning awards, (iv) to amend the terms or conditions of any outstanding award, subject to applicable legal restrictions and to the consent of the other party to such award, (v) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Stock Plan, and (vii) to make any and all other determinations which the Committee determines to be necessary or advisable in the administration of the Stock Plan. The Committee has full power and authority to administer and interpret the Stock Plan and to adopt, amend and revoke such rules, regulations, agreements, guidelines and instruments for the administration of the Stock Plan and for the conduct of its business as the Committee deems necessary or advisable.

    ELIGIBILITY. Any person who is an officer, employee or consultant of the Company, or any of its subsidiaries (a "Participant"), is eligible to be considered for the grant of awards under the Stock Plan. Directors of the Company who are not employees ("non-employee directors") are only entitled to receive automatic grants of awards under the Stock Plan as discussed below. No Participant may receive in any fiscal year awards representing more than 125,000 shares of Common Stock, subject to adjustment as provided in the Stock Plan. It is the Company's policy to give to all employees (except David Gold, Chief

Executive Officer of the Company, and Sherry Gold, Bargain Wholesale's cash and carry operations manager), full-time or part-time, with tenure of more than six months with the Company, an annual grant of stock options.

    MANDATORY GRANTS TO NON-EMPLOYEE DIRECTORS. Each non-employee director of the Company who is serving on the Board of Directors as of the date of each annual meeting of shareholders (or any special meeting in lieu of the annual meeting) is entitled to receive a ten year non-statutory stock option to purchase 3,000 shares of Common Stock, with a per share exercise price equal to the fair market value (as determined pursuant to the Stock Plan) of a share of Common Stock on the day preceding the date of grant.

    TYPES OF AWARDS. Awards authorized under the Stock Plan may consist of any type of arrangement with a Participant that, by its terms, involves or might involve or be made with reference to the issuance of shares of the Company's Common Stock, or a derivative security with an exercise or conversion price related to the Common Stock or with a value derived from the value of the Common Stock. Awards are not restricted to any specified form or structure and may include sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock or securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, or any other type of award which the Committee shall determine is consistent with the objectives and limitations of the Stock Plan. An award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

    CONSIDERATION. The Common Stock or other property underlying an award may be issued for any lawful consideration as determined by the Committee, including, without limitation, a cash payment, services rendered, or the cancellation of indebtedness. An award may provide for a purchase price of the Common Stock or other property at a value less than the fair market value of the Common Stock or other property on the date of grant. In addition, an award may permit the recipient to pay the purchase price of the Common Stock or other property or to pay such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of capital stock of the Company or other property, or by reducing the number of shares of Common Stock or the amount of other property otherwise issuable pursuant to such award.

    TERMINATION OF AWARDS. All awards granted under the Stock Plan expire ten years from the date of grant, or such shorter period as is determined by the Committee. No option is exercisable by any person after such expiration. If an award expires, terminates or is canceled, the shares of Common Stock not purchased thereunder shall again be available for issuance under the Stock Plan.

    AMENDMENT AND TERMINATION OF THE STOCK PLAN. The Committee may amend the Stock Plan at any time, may suspend it from time to time or may terminate it without approval of the shareholders; provided, however, that shareholder approval is required for any amendment which materially increases the number of shares for which awards may be granted, materially modifies the requirements of eligibility, or materially increases the benefits which may accrue to recipients of awards under the Stock Plan. However, no such action by the Board of Directors or shareholders may unilaterally alter or impair any award previously granted under the Stock Plan without the consent of the recipient of the award. In any event, the Stock Plan shall terminate on March 19, 2006 (ten years following the date it was approved by the Company's shareholders) unless sooner terminated by action of the Board of Directors.

FEDERAL INCOME TAX CONSEQUENCES FOR STOCK OPTIONS

    As of March 31, 1998, the only type of award granted by the Company under the Stock Plan has been stock options. The following is a general discussion of the principal tax considerations for both "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Stock Options") and non-statutory stock options ("Non-statutory Stock Options"), and is based upon the tax laws and regulations of the United States existing as of the date hereof, all of which are subject to modification at any time. The Stock Plan does not constitute a qualified retirement plan under Section 401(a) of the Code (which generally covers trusts forming part of a stock bonus, pension or profit-sharing plan funded by the employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit sharing and other employee benefit plans).

    CONSEQUENCES TO EMPLOYEES: INCENTIVE STOCK OPTIONS. No income is recognized for federal income tax purposes by an optionee at the time an Incentive Stock Option is granted, and, except as discussed below, no income is recognized by an optionee upon his or her exercise of an Incentive Stock Option. If the optionee makes no disposition of the Common Stock received upon exercise within two years from the date such option was granted or one year from the date such option is exercised, the optionee will recognize mid-term or long-term capital gain or loss when he or she disposes of his or her Common Stock depending on the length of the holding period. Such gain or loss generally will be measured by the difference between the exercise price of the option and the amount received for the Common Stock at the time of disposition.

    If the optionee disposes of the Common Stock acquired upon exercise of an Incentive Stock Option within two years after being granted the option or within one year after acquiring the Common Stock, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent that (i) the lesser of (a) the fair market value of the shares on the date the Incentive Stock Option was exercised or (b) the fair market value at the time of such disposition exceeds (ii) the Incentive Stock Option exercise price. Any amount realized upon disposition in excess of the fair market value of the shares on the date of exercise will be treated as long-term, mid-term or short-term capital gain, depending upon the length of time the shares have been held.

    The use of stock acquired through exercise of an Incentive Stock Option to exercise an Incentive Stock Option will constitute a disqualifying disposition if the applicable holding period requirement has not been satisfied.

    For alternative minimum tax purposes, the excess of the fair market value of the stock as of the date of exercise over the exercise price of the Incentive Stock Option is included in computing that year's alternative minimum taxable income. However, if the shares are disposed of in the same year, the maximum alternative minimum taxable income with respect to those shares is the gain on disposition. There is no alternative minimum taxable income from a disqualifying disposition in subsequent years.

    CONSEQUENCES TO EMPLOYEES: NON-STATUTORY STOCK OPTIONS. No income is recognized by a holder of Non-statutory Stock Options at the time Non-statutory Stock Options are granted under the Stock Plan. In general, at the time shares of Common Stock are issued to a holder pursuant to the exercise of Non-statutory Stock Options, the holder will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price.

    A holder will recognize gain or loss on the subsequent sale of Common Stock acquired upon exercise of Non-statutory Stock Options in an amount equal to the difference between the selling price and the tax basis of the Common Stock, which will include the price paid plus the amount included in the holder's income by reason of the exercise of the Non-statutory Stock Options. Provided the shares of Common Stock are held as a capital asset, any gain or loss resulting from a subsequent sale will be short-term, mid-term or long-term capital gain or loss depending upon the length of time the shares have been held.

    CONSEQUENCES TO THE COMPANY: INCENTIVE STOCK OPTIONS. The Company will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Stock Option. There are also no federal income tax consequences to the Company as a result of the disposition of Common Stock acquired upon exercise of an Incentive Stock Option if the disposition is not a disqualifying disposition. At the time of a disqualifying disposition by an optionee, the Company will be entitled to a deduction for the amount received by the optionee to the extent that such amount is taxable to the optionee as ordinary income.

    CONSEQUENCES TO THE COMPANY: NON-STATUTORY STOCK OPTIONS. Generally, the Company will be entitled to a deduction for federal income tax purposes in the year and in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of Non-statutory Stock Options.

REQUIRED VOTE

    The approval of the Amendment requires the affirmative vote of a majority of the shares of Common Stock present or represented and voting on this matter at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum). Thus, abstentions and broker non-votes can have the effect of preventing approval of the Amendment where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the quorum.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1996 STOCK OPTION PLAN.

                               OTHER INFORMATION

PRINCIPAL SHAREHOLDERS

    The following table sets forth as of March 31, 1998 certain information relating to the ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors,
(iii) each of the Named Executive Officers, and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. The address of each person listed is in care of the Company, 4000 Union Pacific Avenue, City of Commerce, California 90023.

                                                                         NUMBER OF    PERCENT OF
NAMES AND ADDRESSES                                                     SHARES(A)(B)     CLASS
----------------------------------------------------------------------  ------------  -----------
David Gold (c)(f).....................................................     8,112,944        43.7%
Sherry Gold (d)(f)....................................................     8,112,944        43.7%
Howard Gold (e)(f)....................................................     5,005,490        26.9%
Jeff Gold (e)(f)......................................................     5,005,490        26.9%
Eric and Karen Schiffer (f)(g)........................................     5,016,740        27.0%
Au Zone Investments #3, LLC(f)........................................     3,753,098        20.2%
William O. Christy (h)................................................         6,875       *
Marvin Holen (i)......................................................        12,500       *
Ben Schwartz (j)......................................................        22,500       *
Lawrence Glascott (k).................................................         2,500       *
Helen Pipkin (l)......................................................        20,000       *
All of the Company's executive officers and directors as a group (10
  persons)(m).........................................................    11,951,246        64.0%

------------------------

*   Less than 1%

(a) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power for all shares shown as beneficially owned, subject to community property laws where applicable.

(b) On March 31, 1998, the Company filed a Registration Statement with the Securities and Exchange Commission covering a public offering of an aggregate of 3,500,000 shares of Common Stock. Of the shares to be offered, the Company is offering to sell 750,000 newly issued shares and each of David Gold, Sherry Gold, Howard Gold, Jeff Gold and Eric and Karen Schiffer is selling 550,000 shares of Common Stock.

(c) Includes 2,179,861 shares owned by Sherry Gold, David Gold's spouse, and 3,753,098 shares controlled through Au Zone Investments #3, LLC, a California limited liability company ("Au Zone").

(d) Includes 2,179,985 shares owned by David Gold, Sherry Gold's spouse, and 3,753,098 shares controlled through Au Zone.

(e) Includes 3,753,098 shares controlled through Au Zone and 11,250 shares reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 1998.

(f) Au Zone is the general partner of Au Zone Investments #2, L.P., a California limited partnership (the "Partnership'). The Partnership is the registered owner of 3,753,098 shares of Common Stock. The limited partners of the Partnership are David Gold, Sherry Gold, Howard Gold, Jeff Gold and Karen Schiffer. Each of the limited partners of the Partnership owns a 20% interest in Au Zone.

(g) Includes 3,753,098 shares controlled through Au Zone and 22,500 shares reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 1998.

(h) Includes 6,250 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 1998.

(i) Includes 8,750 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 1998.

(j) Includes 3,750 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 1998.

(k) Includes 1,875 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 1998.

(l) Includes 18,750 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 1998.

(m) Includes (i) 2,179,861 shares owned by Sherry Gold, the spouse of David Gold, (ii) 3,753,098 shares controlled through Au Zone and (iii) 90,000 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 1998.

                             SHAREHOLDER PROPOSALS

    Any shareholder who intends to present a proposal at the next Annual Meeting of Shareholders for inclusion in the Company's Proxy Statement relating to such Annual Meeting must submit such proposal to the Company at its principal executive offices by December 16, 1998.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Arthur Andersen LLP, independent public accountants, were selected by the Board of Directors to serve as independent public accountants of the Company for the fiscal year ended December 31, 1997 and have been selected by the Board of Directors to serve as independent public accountants for the fiscal year ending December 31, 1998. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, and will be afforded the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions from shareholders.

                            SOLICITATION OF PROXIES

    The expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of Proxies will be borne by the Company. It is contemplated that the Proxies will be solicited through the mails, but officers, directors and regular employees of the Company may solicit Proxies personally. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the Proxy materials to shareholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with the solicitation of Proxies if management determines it advisable.

                           ANNUAL REPORT ON FORM 10-K

    THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1997, WILL BE MADE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO 99 CENTS ONLY STORES, 4000 UNION PACIFIC AVENUE, CITY OF COMMERCE, CALIFORNIA 90023,
ATTENTION: CHIEF FINANCIAL OFFICER.

                                          ON BEHALF OF THE BOARD OF DIRECTORS

                                          /s/ ERIC SCHIFFER
                                          ---------------------------
                                          Eric Schiffer
                                          ASSISTANT CORPORATE SECRETARY

City of Commerce, California 90023
April 14, 1998

                99 CENTS ONLY STORES-Registered Trademark-
                 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

   The undersigned, a shareholder of 99 CENTS ONLY STORES, a California corporation (the "Company"), hereby appoints David Gold and Eric Schiffer, and each of them, the proxy of the undersigned, with full power of substitution, to attend, vote and act for the undersigned at the Company's Annual Meeting of Shareholders (the "Annual Meeting"), to be held on May 12, 1998, and at any of its postponements or adjournments, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

   The Board of Directors recommends a WITH vote on Proposal 1 and a FOR vote on Proposal 2.

   1. ELECTION OF DIRECTORS, as provided in the Company's Proxy Statement:

       / / WITH    / / WITHOUT Authority to vote for the nominees listed below.

   (INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR A NOMINEE, LINE THROUGH OR OTHERWISE STRIKE OUT THE NAME OF THE NOMINEE BELOW)

                                  David Gold
                                  Howard Gold
                                 Eric Schiffer
                                  Jeff Gold
                              William O. Christy
                                 Marvin Holen
                                 Ben Schwartz
                              Lawrence Glascott

   2. The approval of the amendment to the 99 CENTS Only Stores 1996 Stock Option Plan (the "Stock Plan") to increase the number of shares of the Company's Common Stock reserved for issuance under the Stock Plan from 1,250,000 to 2,500,000 shares.

                     / / FOR    / / AGAINST   / / ABSTAIN

   The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that the proxy holder may lawfully do by virtue hereof. AS TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY OF ITS POSTPONEMENTS OR ADJOURNMENTS, THE PROXY HOLDER IS AUTHORIZED TO VOTE IN ACCORDANCE WITH ITS BEST JUDGMENT.

   This Proxy will be voted in accordance with the instructions set forth above. THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE DIRECTORS NAMED AND THE AMENDMENT TO THE 1996 STOCK PLAN, AND AS THE PROXY HOLDER SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE ANNUAL MEETING, UNLESS OTHERWISE DIRECTED.

   The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April 14, 1998 relating to the Annual Meeting.

                                       Date:________________, 1998

                                       ___________________________

                                       ___________________________
                                       Signature(s) of Shareholders(s)
                                       (See Instructions Below)

                                       The signature(s) hereon should
                                       correspond exactly with the name(s) of
                                       the shareholder(s) appearing on the
                                       Stock Certificate. If stock is jointly
                                       held, all joint owners should sign.
                                       When signing as attorney, executor,
                                       administrator, trustee or guardian,
                                       please give full title as such. If
                                       signer is a corporation, please sign
                                       the full corporation name, and give
                                       title of signing officer.

                          THIS PROXY IS SOLICITED BY
                 THE BOARD OF DIRECTORS OF 99 CENTS ONLY STORES